UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2023

PENNS WOODS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-17077	23-2226454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 322-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.55 par value	PWOD	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2023, Penns Woods Bancorp, Inc. (the “Company”), Jersey Shore State Bank, a wholly-owned banking subsidiary of the Company (“Jersey Shore”), Luzerne Bank, a wholly-owned banking subsidiary of the Company (together with Jersey Shore, the “Banks”), and D.A. Davidson & Co. (the “Distribution Agent”), entered into an equity distribution agreement (the “Agreement”) under which the Company may issue and sell in registered “at-the-market” offerings shares of the Company’s common stock, par value $5.55 per share (the “common stock”). In accordance with the terms of the Agreement, the Company may offer and sell shares of common stock with an aggregate offering price of up to $20.0 million (the “Shares”), from time to time, through the Distribution Agent.

Upon delivery of a placement notice, and subject to the terms and conditions of the Agreement, the Shares may be offered and sold through the Distribution Agent in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including without limitation sales made directly on the Nasdaq Stock Market LLC (“Nasdaq”), on any other existing trading market for the common stock sales or to or through a market maker. The Distribution Agent will offer the Shares at prevailing market prices and will use its commercially reasonable efforts to make such offerings consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. The Company will pay the Distribution Agent an aggregate of up to 2.75% of the gross proceeds from the sale of the Shares sold through the Distribution Agent under the Agreement. The Company has also agreed to provide the Distribution Agent with customary indemnification and contribution rights.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Agreement, but it has no obligation to sell any of the Shares under the Agreement and may at any time suspend solicitations and offers under the Agreement.

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-273018). The Company has filed a prospectus supplement, dated September 13, 2023, to the prospectus, dated July 18, 2023, with the Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of the Shares from time to time in the future.

The Distribution Agent and its affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for such services.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the form of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the Agreement, the Company is filing as Exhibits 5.1 and 23.1 hereto an opinion of its counsel, Stevens & Lee, P.C., with respect to the legality of the Shares, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits:

1.1	Equity Distrib ution Agreement, dated September 13, 2023, among Penns Woods Bancorp, Inc., Jersey Shore State Bank, Luzerne Bank, and D.A. Davidson & Co.
5.1	Opinion of Stevens & Lee, P.C.
23.1	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Date: September 13, 2023	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer

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